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                                                                 Exhibit 10.1


                                    AGREEMENT



       AGREEMENT, dated as of December 29, 2000 (this "Agreement"), between Webhire, Inc., a Delaware corporation ("Webhire"), and @viso Limited, a company incorporated under the laws of England and Wales ("@viso").

       WHEREAS, Webhire and @viso entered into a Shareholders Agreement dated as of June 12, 2000 (the "Shareholders Agreement"), pursuant to which they agreed to jointly form a company to launch and operate Internet-based workforce recruiting services in Europe;

       WHEREAS, Section 11(a) of the Shareholders Agreement provides that the Shareholders Agreement may be terminated at any time by the mutual written agreement of Webhire and @viso; and

       WHEREAS, due to changed circumstances, the parties desire to terminate and settle their respective rights and obligations under the Shareholders Agreement upon the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereby agree as follows:

1. PURCHASE AND SALE OF WEBHIRE COMMON STOCK.

         (a) PURCHASE AND SALE OF SHARES. On a date to be mutually agreed upon by the parties or before December 31, 2000 (the "Closing Date"), @viso will purchase for aggregate consideration of US$1,000,000, and Webhire will issue and sell to @viso (or its designated transferees), such number of newly issued shares of Webhire's Common Stock, par value $.01 per share, and at such price per share, as shall be determined in accordance with Section 1(b). The shares of Webhire Common Stock purchased by @viso pursuant to this Agreement are referred to hereinafter as the "Shares."

         (b) PURCHASE PRICE; NUMBER OF SHARES. The purchase price per share of the Shares shall be the average closing price of the Webhire Common Stock on the NASDAQ National Market for the 20 trading days ending with the Closing Date. The number of Shares purchased and sold hereunder shall be determined by dividing US$1,000,000 by the purchase price per share so determined (without giving effect to any fractional shares resulting from such calculation).

         (c) NASDAQ LISTING. On or prior to the Closing Date, Webhire shall make all filings necessary to cause theShares issued and sold hereunder to be approved for listing on the NASDAQ National Market.

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2. TRANSFER.

         (a) TRANSFER RESTRICTIONS. @viso will not make any disposition of any of the Shares unless and until:

         (i) there is then in effect a registration statement under the U.S. Securities Act of 1933 (the "1933 Act") covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (ii) (A) @viso shall have notified Webhire of the proposed disposition and shall have furnished Webhire with a description of the proposed disposition sufficient to enable Webhire to determine whether an exemption from registration under the Securities Act of 1933 is available for such disposition, and (B) if reasonably requested by Webhire, @viso shall have furnished Webhire with an opinion of counsel reasonably satisfactory to Webhire that such disposition will not require registration under the 1933 Act.

         (b) LEGEND. @viso understands and agrees that the certificates evidencing the Shares will bear substantially the following legend:

              "These securities have not been registered under the Securities Act of 1933, as amended. Except as provided in the Settlement Agreement dated December 29, 2000, they may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or, if reasonably requested by the corporation, an opinion of counsel reasonably satisfactory to the corporation that such registration is not required."

3. REGISTRATION OF SHARES.

         (a) REGISTRATION REQUESTS. Commencing one year after the Closing Date (except as provided below with respect to Shares transferred to Vivendi by @viso), the holders of at least 300,000 Shares (subject to proportionate adjustment in the event of any stock split or reverse stock split) held by @viso or its direct or indirect transferees may make up to two requests ("Registration Requests"), in writing, that Webhire use, and in the event of such a request Webhire shall use, its best efforts to effect, as expeditiously as possible, the registration of any or all of the Shares then held by such parties on a registration statement on Form S-3 (or any successor form), or, in the event that Form S-3 (or any successor form) is not available, any registration form then available to Webhire to register such shares in connection with the plan of distribution proposed by such holders. In the event that Shares are transferred by @viso to its investor Vivendi, Vivendi may make one Registration Request with respect to such Shares at any time after such transfer; provided, however, that if Vivendi makes a Registration Request prior to one year after the Closing Date, the number of Registration Requests that may be made commencing one year after the Closing Date shall be reduced to one.


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         (b) POSTPONEMENT OF REGISTRATION BY WEBHIRE. Webhire may postpone for up to 180 days, but on no more than two occasions and for not more than an aggregate of 180 days in any 365-day period, the filing or effectiveness of a registration statement pursuant to a Registration Request if Webhire's board of directors determines in good faith that such registration could reasonably be expected to have a material adverse effect on any proposal or plan by Webhire or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction. Webhire shall not be obligated to effect any registration pursuant to a Registration Request within 90 days after the completion of any underwritten public offering of its stock, provided that in connection with such underwritten public offering Webhire complies with its obligations under Section 3(c) hereof with respect to such public offering.

         (c) "PIGGY-BACK" REGISTRATION. If Webhire prepares to file a registration statement under the 1933 Act in connection with the public offering of its Common Stock (including a registration for other stockholders), Webhire shall so notify @viso and its direct and indirect transferees, and, subject to the limitations set forth below, such parties holding at least 300,000 Shares (subject to proportionate adjustment in the event of any stock split or reverse stock split) in the aggregate may have any or all of its Shares included in such registration. Notwithstanding any other provision of this Section 3(c), if the representative of the underwriters managing such offering advises Webhire in writing that the number of shares of Common Stock proposed to be sold in any such offering is greater than the number of shares which the representative believes feasible to sell at that time at the price and upon the terms approved by Webhire, there shall be included in such registration and underwriting (i) first, the number of securities proposed to be sold by Webhire and (ii) second, the number of shares proposed to be included in the registration and underwriting by selling stockholders on a pro rata basis based upon the number of shares that each of such stockholders desires to register.

         (d) EXPENSES OF REGISTRATION. Except for underwriting discounts and commissions applicable to the Shares, Webhire shall be responsible for all expenses in connection with any registration of Shares hereunder (other than underwriting discounts and commissions), including, without limitation, all registration, filing, qualification, printer's and accounting expenses, fees and disbursements of counsel for Webhire, and reasonable fees and disbursements of one counsel for the selling stockholders.

         (e) INDEMNIFICATION. With respect to any registration pursuant to this
Section 3, Webhire will provide customary indemnification for the selling stockholders and any underwriter of Shares sold by them (and any of their directors, officers and controlling persons) and a stockholder's right to participate in any underwritten offering will be subject to its execution of a customary underwriting agreement.

         (f) RESTRICTIONS ON SALES. During the period beginning 10 days prior to and ending 90 days after the effective date of a registration statement of Webhire relating to an underwritten offering of Webhire, @viso and/or its transferees shall not, to the extent requested by Webhire and any managing underwriter of such offering, directly or


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indirectly, sell, offer, or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to its affiliates or pursuant to gifts to donees who agree to be similarly bound) any Shares at any time during such period except Shares covered by such registration statement.

         (g) INVESTOR REPRESENTATION. @viso represents that it is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act, that it is a knowledgeable investor able to understand and bear the risk of loss of its investment in Webhire, and that (except for possible distributions of Shares to its investors) it is acquiring the Shares for its own account for investment and not with a view to resale or distribution.

4. REIMBURSEMENT OF EXPENSES. On the Closing Date @viso shall pay to Webhire, in addition to the amount payable pursuant to Section 1(a), the sum of US$300,000 as a reimbursement of expenses incurred by Webhire in performing its obligations under the Shareholders Agreement.

5. TERMINATION OF SHAREHOLDERS AGREEMENT. The parties accept their rights and obligations under this Agreement in full satisfaction of their rights and obligations under the Shareholders Agreement, and agree that effective as of the closing of the transactions contemplated by this Agreement, the parties shall be fully and irrevocably released from all of their obligations under the Shareholders Agreement and any and all claims, known or unknown, and whether or not liquidated, accrued or contingent, arising out of or relating to the Shareholders Agreement or any such obligation, and the Shareholders Agreement shall be terminated and without further force or effect. In the event that the transactions contemplated by this Agreement are not closed for any reason on or before December 31, 2000, this Agreement shall be terminated and the Shareholders Agreement shall remain in full force and effect and the releases and satisfaction of obligations referred to in this Section 5 shall not apply.

6. GENERAL.

         (a) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties hereof and supersedes all prior agreements and/or understandings on such subject. It may not be modified, nor may any of its provisions be waived, except by a written instrument executed by the parties.

         (b) ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, except by @viso to its investors, Vivendi and SOFTBANK, in connection with a transfer of Shares to such investors or by such investors to their direct or indirect transferees, provided that such investors agree in writing to be bound by all of the provisions of this Agreement except those which are fully satisfied as of the Closing Date.

         (c) GOVERNING LAW. This Agreement shall be governed by and construed in


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accordance with the laws of the State of New York, without regard to conflicts of laws provisions thereof.

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (e) PRESS RELEASES. Neither party shall make any press release or public announcement related to this Agreement which has not been approved by the other party in writing; provided, that nothing herein shall restrict either party in complying with its legal obligations regarding public disclosure as determined in good faith upon the advice of counsel.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

WEBHIRE, INC.                           @VISO LIMITED


By: /s/ Martin J. Fahey                 By: /s/ Frank Boulben
   ------------------------                -----------------------------
     Martin J. Fahey                       Name:  Frank Boulben
     President and CEO                     Title: Director